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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Incentive Compensation Plan, the Amended and Restated 1989 Stock Option Plan, and the 401(K) Retirement Plan for Cost-U-Less, Inc., of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Cost-U-Less, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Seattle, Washington
March 28, 2001